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                                     FORM OF
                            CHANGE OF CONTROL AGREEMENT


     AGREEMENT, made this ____day of ___________, 1997, by and between _______ ________ ("Executive") and Republic Engineered Steels, Inc. (the "Company"),

                                W I T N E S S E T H

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders for the Company to agree to provide benefits under circumstances described below to Executive; and

     WHEREAS, the Board recognizes that the possibility of a change of control of the Company, followed by a termination of the Executive's employment or a reduction in his responsibility or compensation, is unsettling to the Executive and wishes to make arrangements at this time to help assure his continuing dedication to his duties to the Company and its shareholders, notwithstanding any attempts by outside parties to gain control of the Company; and

     WHEREAS, the Board believes it important, should the Company receive proposals from outside parties, to enable the Executive, without being distracted by the uncertainties of his own employment situation, to perform his regular duties;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

     1. If, within 24 months following a Change of Control that occurs at any time prior to the fifth anniversary of the date hereof, Executive's employment with the Company or any successor thereto by merger or acquisition is terminated
(a) by the Company or successor other than for "Cause" (as defined in paragraph 3 below) or as a result of the death or total disability, or (b) by Executive for "Good Reason" (as defined in paragraph 3 below), then:

          i. The Company will pay to Executive within 30 days of such termination of employment a lump-sum cash payment equal to 200% [300%] of the aggregate of (A) his then-current annual base salary (or, if his base salary has been reduced at any time after the Change of Control, his base salary in effect prior to the reduction), which base salary shall include for purposes of this Agreement any supplemental amount payable under the Company's program known as "Target 60", (B) the annual amount then paid by the Company to lease an automobile for Executive or the amount of any automobile allowance provided to Executive, (C) the annual cost of life insurance then furnished to him by the Company and (D) the annual cost to the Company of any other benefits then provided to Executive that are not required to be provided under this Agreement (including

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                under any cafeteria plan or other supplemental benefit program)
                and the amount contributed by the Company on behalf of the Executive for the calendar year ending immediately prior to the termination to any pension plan of the Company.

          ii. All of Executive's outstanding stock options, restricted shares and other similar incentive interests and rights that have not vested but that would have vested had his employment continued until the second anniversary of such termination will become immediately and fully vested.

          iii. Executive, together with his dependents, will continue following such termination of employment to participate fully, with no contribution to the cost required of him or them, in all accident and health plans maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially the equivalent coverage (or the full value thereof in cash) from the Company, until the second anniversary of such termination.

          iv. The Company will promptly reimburse Executive for any and all legal fees and expenses incurred by him as a result of such termination of employment, including without limitation all fees and expenses incurred in connection with efforts to enforce the provisions of this Agreement.

     2.   A Change of Control will occur for purposes of this Agreement if

          a. any individual, corporation, partnership, company, or other entity (a "Person"), which term shall include a "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934 (the "Act")) who does not currently own directly or indirectly 20% or more of the combined voting power of the Company's outstanding securities becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 20% of the combined voting power of the company's then-outstanding securities.

          b. the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; PROVIDED, HOWEVER, that if the merger, plan of liquidation or sale of substantially all assets is not consummated following such stockholder


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                approval and the transaction is abandoned, then the Change of
                Control shall be deemed not to have occurred.

          c. the Board of Directors of the Company is no longer selected in accordance with the qualification standards (the "Qualification Standards") set forth in the Certificate of Incorporation as in effect on the date hereof and a change occurs in its composition that results in fewer than a majority of the directors being Continuing Directors, which term shall mean for purposes of this Agreement, persons who either (i) were Group C Directors selected in accordance with the Qualification Standards or (ii) are elected, or nominated for election, with the affirmative vote of at least a majority of the directors of the Company who are Continuing Directors described in clause (i) or this clause
                (ii) of this sentence or at the time of such election or nomination.

          d. the Company shall after the date of this Agreement issue common stock in an aggregate amount equal to or greater than 35% of the number of shares of common stock outstanding on the date of this Agreement (after making such adjustments as are appropriate to account for stock splits, reverse stock splits, stock dividends or other similar events) or the Company shall after the date of this Agreement otherwise issue voting securities or securities convertible into voting securities that give the holder thereof, assuming full conversion of the convertible securities, combined voting power that in the aggregate is equal to or greater than 35% of the voting power of the Company's common stock on the date of this Agreement (after making such adjustments as are appropriate to account for stock splits, reverse stock splits, stock dividends or other similar events).

          e. both (i) (A) any division or subsidiary of the Company with respect to which the Executive is the chief executive officer or sole managing officer sells to a party or parties that are not Affiliates of the Company (as the term Affiliate is defined in the Act) or otherwise disposes of all or substantially all of its assets, (B) any joint venture that the Company controls which is managed by the Executive sells to a party or parties that are not Affiliates of the Company or otherwise disposes of all or substantially all of its assets or (C) the Company sells or transfers to a party or parties that are not Affiliates of the Company more than 50% of the combined voting power of any such subsidiary or its control of any such joint venture or effects a merger, consolidation or other similar transaction involving any such subsidiary having such an effect and (ii) the Company or one of its Affiliates does not offer to employ the Executive after the transaction in a substantially equivalent position on substantially similar terms as are in effect prior to the transaction, it being understood that a position may be substantially equivalent even if there is a change in title, so long as the


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                position is an officer level position, or in the areas of the business for which the Executive is responsible.

     3.   a.    "Cause" means only:

                (i) the Executive's willful and substantial misconduct with respect to the business and affairs of the Company, or any subsidiary or affiliate thereof;

                (ii) the Executive's gross neglect of duties, dishonesty, deliberate disregard of any material rule or policy of the Company or the commission by the Employee of any other action with the intent to injure the Company, or any subsidiary or affiliate thereof;

                (iii) the Executive's commission of an act involving embezzlement or fraud or commission of a similar felony.

          b. "Good Reason" means any one or more of the following occurring without Executive's express written consent:

                (i) Failure by the Company to maintain Executive in substantially equivalent positions, with substantially equivalent titles, that he held immediately prior to the Change of Control or downgrading of his responsibilities or authority. If, following the Change of Control, the Company is part of a controlled group of entities, Executive's responsibilities and authority will be deemed for this purpose to have been reduced unless he is given and retains the same responsibilities and authority with the entity that controls the group as he held with the Company immediately prior to the Change of Control.

                (ii)   Reduction of Executive's base salary.

                (iii) Material reduction in the health, disability or life insurance benefits that the Company was providing Executive immediately prior to the Change of Control.

                (iv) Failure by the Company to provide Executive with the opportunity to participate in any executive compensation or benefit plan or program that is then generally available to other senior executives of the Company.

                (v) Relocation of Executive's principal place of business more than 30 miles from the its location immediately prior to the Change of Control.

     4. In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "gross-up payment") to Executive. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up


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payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of section 4999.

     All determinations to be made under this paragraph 4 shall be made at the Company's cost and expense by the firm that serves as the Company's independent public accountant immediately prior to the Change of Control, or if such firm is unwilling or unable to make such determination by such other certified public accounting firm reasonably acceptable to the Company as may be designated by the Executive in writing (in either case, the "Firm"), which shall provide reasonable supporting calculations to the Company and the Executive. If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a gross-up payment or an additional gross-up payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such gross-up payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after final resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

     5. If the Company fails to timely make any payment to the Executive that is required to be made hereunder, the amount not timely paid shall bear interest after the date it is due hereunder at the rate of 18% per annum until it is paid.

     6. Within ten (10) days after a Change of Control Date, the Company shall deposit in a trust designed in accordance with Revenue Procedure 92-64 or any successor thereto having a trustee independent of the Company and any successor thereto an amount equal to the total amount necessary to make the payments contemplated by paragraph 1. The Executive shall be entitled to receive funds held in such trust from the trustee upon the Executive's delivery to the trustee of a written certification by the Executive that a termination of his employment has occurred and that as a result, the Executive is entitled to payment under paragraph 1 of this Agreement. Any funds which the Executive so receives shall be credited against the amount owed by the Company to the Executive pursuant to this agreement. The Company shall pay any and all expenses of establishing and maintaining the trust.

     7. If the Company is at any time before or after a Change of Control merged or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets thereof are transferred to another corporation or other entity or if a transfer of assets or voting power or control described in subparagraph e. of paragraph 2 occurs, the provisions of this Agreement will be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets, voting power or control, and this paragraph 7 will apply in the event of any subsequent merger or consolidation or transfer of assets, voting power or control.


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          In the event of any merger, consolidation, or sale of assets, voting power or control described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to participate or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets, voting power or control of the Company.

          In the event of any merger, consolidation or sale of assets, voting power or control described above, references to the Company in this Agreement shall unless the context suggests otherwise be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets, voting power or control of the Company.

     8. All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

     9. There shall be no requirement on the part of the Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment.

     10. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without Cause; the Executive may, subject to the terms and conditions of this Agreement, have the right to receive upon termination of his employment the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge.

     11. In consideration, among other things, for the provisions of paragraph 9 hereof, the Executive agrees that during a period commencing on the date (the "Date of Termination") Executive's employment with the Company is terminated in a manner that entitles Executive to the payments and benefits described in paragraph 1 hereof and ending one year thereafter (the "Covenant Period"), the Executive will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or (other than through the ownership of not more than five percent (5%) of the voting stock of any publicly held corporation) have any financial interest in, or aid or assist anyone else in the conduct of, a business which at the time of such termination competes in the United States with a business conducted by the Company or by any group, division or subsidiary of the Company (collectively with the Company, the "Company Group") on the Date of Termination. Notwithstanding the foregoing, employment of Executive by a business that competes with the business of the Company Group, or retention of Executive as a consultant by any such business shall not violate this paragraph if Executive's duties and


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actions for the business are solely for groups, divisions or subsidiaries that are not engaged in a business that competes with a business conducted by the Company Group. No business shall be deemed to be a business conducted by the Company Group unless the Company Group was engaged in the business at the Date of Termination and continues to be engaged in the business and at least twenty-five percent (25%) of the Company's consolidated gross sales and operating revenues, or net income, is derived from, or at least twenty-five percent (25%) of the Company's consolidated assets are devoted to, such business and no business shall be deemed to compete with a business conducted by the Company Group unless at least twenty-five percent (25%) of the consolidated gross sales and operating revenues, or net income, of any consolidated group that includes the business, is derived from, or at least twenty-five percent (25%) of the consolidated assets of any such consolidated group are devoted to, such business.

     12. During the Covenant Period, Executive shall not solicit on behalf of himself or any other person the services, as employee, consultant or otherwise, of any person who on the Date of Termination is employed by the Company Group, whether or not such person would commit any breach of his contract of service in leaving such employment, except for any employee (a) whose employment is terminated by the Company Group or any successor thereof prior to such solicitation of such employee, (b) who initiates discussions regarding such employment without any solicitation by Executive, (c) who responds to any public advertisement unless such advertisement is designed to target, or has the effect of targeting, employees of the Company Group, or (d) who is initially solicited for a position other than by Executive and without any suggestion or advice from Executive. Nothing herein shall restrict businesses which employ Executive or retain him as an executive from soliciting from time to time employees of the Company Group, if (x) such solicitation occurs in the ordinary course of filling the business's employment needs, and (y) the solicitation is made by persons at the business other than Executive who have not become aware of the availability of any specific employees as a result of the advice of Executive.

     13. Paragraphs 11 and 12 shall be of no force or effect if Executive's employment is terminated and he is not as a result thereof entitled to any payments or benefits under paragraph 1 hereof or if, within twenty (20) days after the date of the termination of his employment, he waives his right to such payments and benefits in writing.

     14. It shall be a condition to Executive's right to receive any payments under paragraph 1 hereof that Executive shall have executed and delivered to the Company after the termination of his employment a release in substantially the form attached hereto as Exhibit A, as such form may be changed by the Company to reasonably account for changes in any applicable law, and that any applicable waiting periods for the effectiveness of the release shall have elapsed and expired.

     15. No amendment, change, or modification of this Agreement may be made except in writing, signed by both parties.

     16. Payments made by the Company pursuant to this Agreement shall be in lieu of payments and other benefits, if any, to which Executive may be entitled under any other severance agreement or severance plan of the Company.


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     17.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives and assigns, and the Company and its successors.

     18. The validity, interpretation, and effect of this Agreement shall be governed by the laws of the State of Delaware.

     19. The Company shall have no right of set-off or counterclaims, in respect of any claim, debt, or obligation, against any payments to Executive, his dependents, beneficiaries or estate provided for in this Agreement.

     20. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     21. No right or interest to or in any payments or benefits hereunder shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of the Executive's estate.

     22. No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

     IN WITNESS WHEREOF, Republic Engineered Steels, Inc. and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.

                                   REPUBLIC ENGINEERED STEELS, INC.


                                   By:
                                      ----------------------------------
                                   Title:
                                         -------------------------------
Agreed:


-----------------------------



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                                     EXHIBIT A

                                      RELEASE

     In consideration of the payments the undersigned Executive is to receive under the Change of Control Agreement dated as of __________, 1997 between Executive and Republic Engineered Steels, Inc. (the "Company"), Executive does for himself, his heirs, executors and assigns, forever release and discharge Company, its stockholders, directors, officers, employees, agents and representatives, successors and assigns (hereafter collectively the "Persons") from any claims Executive may now have, or will have, against them in connection with his employment or termination from employment with the Company. Executive confirms and agrees that it is his intention by this general release to release the Persons from any and all claims, demands, damages, actions, grievances or suits of any and every nature, known or unknown, from the commencement of his employment with the Company to the date of this release, including, but not limited to, claims arising under federal or state statutes, including claims brought under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Sections 621-634, the Americans with Disabilities Act, as amended, 42 U.S.C. Sections 12101 ET SEQ., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e ET SEQ., the Civil Rights Act of 1991, 42 U.S.C. Sections 1981 ET SEQ., the Labor Management Relations Act of 1947, as amended, 29 U.S.C. Sections 141 ET SEQ., or at common law, for wrongful discharge, breach of contract, or any other claims growing out of any legal restriction on the Company's right to terminate its employees and further including, without limitation, any claim for disability compensation, bonuses, vacation or severance pay. Notwithstanding the foregoing, this general release shall not release the Company from its obligations under the Change of Control Agreement.

     THIS RELEASE AFFECTS CERTAIN RIGHTS EXECUTIVE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED, AND THEREFORE, EXECUTIVE SHOULD CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS RELEASE. BY EXECUTING THIS RELEASE, EXECUTIVE CERTIFIES THAT IN ACCORDANCE WITH 29 U.S.C. SECTION 626(f), EXECUTIVE HAS CAREFULLY READ THE FOREGOING RELEASE, KNOWS AND UNDERSTANDS THE CONTENTS AND EFFECTS THEREOF, AND IS EXECUTING THIS RELEASE KNOWINGLY, VOLUNTARILY, FREELY AND AFTER THE OPPORTUNITY FOR CONSULTATION WITH COUNSEL. EXECUTIVE FURTHER CERTIFIES THAT THE COMPANY HAS GIVEN EXECUTIVE THE OPPORTUNITY TO CONSIDER THIS RELEASE FOR A PERIOD OF TWENTY-ONE DAYS PRIOR TO ITS EXECUTION, AND THAT NEITHER THE COMPANY, NOR ANY OF ITS OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, AFFILIATES, SUBSIDIARIES, PARENT OR HOLDING COMPANIES, SUCCESSOR OR ASSIGNS, NOR ANY OF ITS OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATIONS CONCERNING THE TERMS, CONDITIONS OR EFFECTS OF THIS RELEASE OTHER THAN THOSE CONTAINED HEREIN. FURTHERMORE, THE PARTIES ACKNOWLEDGE THAT THIS RELEASE MAY BE REVOKED BY EXECUTIVE WITHIN SEVEN
(7) DAYS FOLLOWING THE EXECUTION HEREOF, BY SENDING WRITTEN NOTICE OF REVOCATION VIA CERTIFIED MAIL TO THE COMPANY, IN WHICH CASE THE COMPANY SHALL HAVE NO OBLIGATION HEREUNDER.


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